UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 29, 2014

AVID TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	0-21174 (Commission File Number)	04-2977748 (I.R.S. Employer Identification No.)

75 Network Drive, Burlington, Massachusetts 01803 (Address of Principal Executive Offices) (Zip Code)

(978) 640-6789 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⎕	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⎕	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⎕	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

⎕	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

(a)
Avid Technology, Inc. (the “Company”) held its annual meeting of stockholders on Wednesday, October 29, 2014 at its corporate headquarters located in Burlington, Massachusetts (the “2014 Annual Meeting”). Set forth below are the final voting results on each matter submitted to a vote of stockholders at the 2014 Annual Meeting. Each proposal is described in more detail in the Company’s proxy statement for the 2014 Annual Meeting, dated September 29, 2014.

(b)	The final voting results of the 2014 Annual Meeting were as follows:

Proposal 1 - Election of Directors

Robert M. Bakish and Louis Hernandez, Jr. were re-elected as Class II Directors for terms expiring at the Company’s 2016 annual meeting of stockholders. Elizabeth M. Daley and Youngme E. Moon were re-elected as Class III Directors for terms expiring at the Company’s 2017 annual meeting of stockholders. The vote with respect to each nominee is set forth below:

	Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
Robert M. Bakish	26,100,622	3,543,557	184,171	6,657,520
Louis Hernandez, Jr.	26,566,344	3,078,324	183,682	6,657,520
Elizabeth M. Daley	17,271,222	12,374,839	182,289	6,657,520
Youngme E. Moon	26,017,925	3,626,550	183,875	6,657,520

Proposal 2 - Ratification of the Selection of our Independent Registered Public Accounting Firm

The stockholders ratified the selection of Deloitte & Touch, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014 by a vote of 35,999,924 shares for and 178,119 shares against, with 307,827 shares abstaining.

Proposal 3 - Advisory Vote To Approve Executive Compensation

The stockholders approved, on an advisory basis, the Company’s executive compensation by a vote of 26,486,818 shares for and 3,154,623 shares against, with 186,909 shares abstaining and 6,657,520 broker non-votes.

Proposal 4 - Approval of the 2014 Stock Incentive Plan

The stockholders approved the Company’s 2014 Stock Incentive Plan by a vote of 26,230,001 shares for and 3,406,903 shares against, with 191,446 shares abstaining and 6,657,520 broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVID TECHNOLOGY, INC.
(Registrant)

Date: October 29, 2014	By: /s/ John W. Frederick Name: John W. Frederick Title: Executive Vice President, Chief Financial Officer and Chief Administrative Officer